10-KSB 12/31/03                   Exhibit 10.5            Arete Industries, Inc.

                             JOINT VENTURE AGREEMENT
                             -----------------------
                         24 Well Texas Re-Entry Project
                         ------------------------------

     This Agreement is entered into by the Parties named below in their personal and representative capacities, effective February 27, 2004 for the purpose of setting forth the respective obligations and rights of the Parties in a joint venture to re-enter and develop up to twenty four (24) oil and gas leases located in Lavaca and DeWitt Counties, Texas, brought forward by promoter and operator, Clear Fork Energy, LLC. (hereinafter the "24 Well Project" and/or the "Joint Venture".) This Agreement shall stand as the understanding and agreement among the Parties to form and finance four (4) limited liability limited partnerships (LLLP's) to pursue re-entry and development of 6 wells each out of the 24 wells proposed for the 24 Well Project.

                                 I. THE PARTIES

A. Arete Industries, Inc. (Arete) is a publicly held, Colorado corporation involved in organization and capitalization of traditional and alternative and renewable energy ventures, and has engaged with the other Parties to this Agreement to provide general management, direction and capital formation support for the Joint Venture through a wholly owned subsidiary to be formed to perform as corporate general partner for each of the contemplated limited liability limited partnerships in consideration for the ownership interest, compensation and reimbursement of expenses described herein.

B. James Black (Black) of West Palm Beach, Fl., has organized the principal Parties to this Agreement by introducing Parties that will contribute contracts providing the Joint Venture with access to the Leases and to capital through referrals to investors, investment bankers and professional services including legal and accounting support for organization and financing the Project, and desires to engage with the other Parties in the 24 Well Project directly or through a nominee corporate entity, entitled Knight Group, Inc. to act as a Special Limited Partner in each of the LLLC's formed pursuant to this Joint Venture.

C. Brian Herrtage of London, England, has provided and will continue to provide referrals of prospective investors, investment bankers, attorneys and other support professionals to the Joint Venture, and desires to engage with the other Parties in the 24 Well Project directly or through a nominee corporate entity, the details of which will be submitted at a later date, to act as a Special Limited Partner in each of the LLLC's formed pursuant to this Joint Venture.

D. Ron Van Hooser, (Van Hooser) of Plano, Texas, will provide access to the Leases for the 24 Well Project through his contact and contract with the Operator, Clear Fork Energy, LLC and its principals, J. O. Monica and Scott
     D. Tatum (hereafter, CFE, Monica and Tatum, respectively) and desires to engage with the other Parties in the 24 Well Project directly or through a nominee corporate entity, entitled North Energy Corporation, Inc. to act as a Special Limited Partner in each of the LLLC's formed pursuant to this Joint Venture.

E. Thomas P. Raabe (Raabe) of Niwot, Colorado, has served as organizer of the Project on behalf of the Parties, also serves as CEO of Arete Industries, Inc., and has brought the 24 Well Project to Arete for its participation in the Joint Venture as corporate General Partner for each of the four LLLP's and will act individually to act as a Special Limited Partner in each of the LLLC's formed pursuant to this Joint Venture and as Managing Director of the proposed General Partner of each LLLC on behalf of the Joint Venture.

F. Robert P. Selden, (Selden) of Beverly Hills, California, serves as a consultant to Arete, and has introduced the other Parties to each other and desires to act as a Special Limited Partner in each of the LLLC's formed pursuant to this Joint Venture.

G. Arete Energy Development Group, Inc. (hereinafter referred to as "Arete Energy" or the "General Partner") is to be incorporated upon execution of this Agreement as a "C" Corporation, formed and initially capitalized and wholly owned by Arete to serve as the corporate general partner of each of the LLLC's formed under the terms hereof.

          II. RECITATIONS, GENERAL TERMS AND AGREEMENTS OF THE PARTIES

A. NEC has an agreement with CFE which, in turn, controls leasing rights to develop 24 oil and gas leases in Lavaca and DeWitt Counties and has engaged with Black and Herrtage for funding of the 24 Well Project. Selden has introduced Raabe and Arete to Black and Herrtage and Raabe has set up the structure for funding of the 24 Well Project through private placements conducted by a corporate entity, serving as the corporate general partner of four separate LLLP's of $5 Million USD each, to develop six of the 24 Leases in each LLLP. The Parties desire to jointly pursue development of the 24 Well Project and to set forth the terms and conditions of the funding, structure and operation of the 24 Well Project and each of the four LLLP's that will be employed to finance the 24 Well Project.

                          Please sign below your name.

Thomas P. Raabe      Ron Van Hooser      Robert Selden      James Black
-------------------  ------------------  -----------------  ----------------
/s/ Thomas P. Raabe  /s/ Ron Van Hooser  /s/ Robert Selden  /s/ James Black
-------------------  ------------------  -----------------  ----------------

 Brian Herrtage
 ------------------
 /s/ Brian Herrtage
 ------------------

B. The Parties agree to act jointly through four individual LLLP's in which a private offering will be conducted in the amount of $5 Million USD each, and to act individually or corporately in their capacities of special expertise as Special Limited Partner, and Arete Energy as the corporate General Partner for each of the LLLP's, and as sponsor of each $5 Million private placement of LLLP, Limited Liability Partner Interests.

C. The Parties have agreed to terms with CFE that CFE shall earn a 50% Working Interest (WI) (of a 75% Net Revenue Interest (NRI)) in each well as operator which begins as a 25% WI in each well until the specific LLLP is paid $500,000 from its 75% WI in each well and thereafter CFE and the LLLP will each earn a 50% WI. Depending on the percentage of WI paid to the LLLP, that is either 75% or 50% as determined by the operator's payout formula per the previous sentence, the LLLP's Working Interest will pay an estimated Lease Operating Expense (LOE) of 2.25% (for 75%WI or 1.5% (for 50%WI) of Total Revenue from Production of each Well. The LOE will be shared pro-rata among the entire Partnership Interests of each LLLP.

D. The Parties have agreed that the LLLP's 50% WI will be split equally between the General Partner and the LLLP Limited Partner Interests on each well after the LLLP Limited Partnership Interests have received 100% of their total investment in that LLLP from Partnership Revenue. Prior to payout to the LLLP Limited Partner Interests' original investment, the Parties have agreed that the LLLP Limited Partner Interests will be paid a 50% WI, (of the 75% NRI) and the General Partner will retain any remainder over and above the 50% WI. After payout of 100% of the initial investment of the LLLP Limited Partner Interests, the General Partner "backs-in" to a 25% WI.

E. The Parties have agreed that of the General Partner Interest earned in each of the LLLP's, net of the General Partner's direct expenses and overhead, that Arete Energy will receive a carried interest equal to 10% of the net revenue and the five other Special Limited Partners will divide the balance equally between them, or a carried interest of 20% of the balance each. The Parties have projected that the General Partner's overhead expenses on a monthly basis for the entire 24 Well Project or all four LLLP's together is $26,000 per month and that amount will be divided equally between each LLLP that is formed, funded and commences production, and will be paid to the General Partner out of first revenues from oil and gas production paid to the General Partnership Interest of each such LLLP, before any distributions of income to the General Partner and the Special Limited Partners as described above. This provision has the effect that the $26,000 overhead charge will be charged and paid in full on a monthly basis regardless of whether 1, 2, 3 or 4 LLLP's are formed and funded. Additionally, during the first months in which re-working operations are begun but before revenue to the particular LLLP has been established and/or paid from sales of production, the pro-rata overhead charge owed the General Partner will be paid out of the Reserve Proceeds, described in the next paragraph, to ensure that the General Partner has operating capital from the first date of operations after the funding has closed for each LLLP.

F. The Parties have agreed that the 24 Well Program will be funded through private placements of a total of $20 Million through four LLLP's to develop six (6) wells each, offering units of Limited Partnership Interests, of $50,000 per Unit, $50,000 minimum investment per investor to qualified investors that will be entitled to the Working Interest percentages set out in the previous paragraph. Each $5 Million Limited Partnership Interest offering will provide for escrow of gross offering proceeds until a $2,500,000 minimum subscription has been achieved, at which time proceeds in escrow will be released to the LLLP and the offering will continue without an escrow until the first to occur of acceptance of a total of $5 Million USD in subscriptions from qualified investors, or 90 days from the commencement date of the offering or the date of the offering document, whichever is earlier, subject to extension, in the discretion of the General Partner for an additional 90 days. In the event that an offering is terminated prior to achievement of the $5 Million maximum offering, the General Partner or any Party may purchase the balance of unsold Limited Partner Interests, necessary to close the offering The Parties agree that the target funding of $5 Million for each LLLP has taken into account a maximum sales commission of 7% to licensed broker/dealers and/or investment advisors; $100,000 in offering costs including legal and accounting per LLLP, and a reserve of approximately 9% for contingencies that will reserved out of net offering proceeds for each LLLP and be replaced out of Limited Partner Revenues at the rate of $50,000 per month and, as so replaced, will be retained by the General Partner as a management fee that will be paid out to it and the Special Limited Partners according to the carried interest sharing percentages set forth in the previous paragraph.

G. Black, Herrtage and to a lesser degree, Selden will undertake primary responsibility to designate and refer to the General Partner professional fund raisers and professional investors to fund the LLLP's in series to match the approximate timing of well completion projected by Van Hooser and NEC in conjunction with its negotiations with the operator, CFE. Raabe will support these efforts through his contacts as well, and the General Partner, Arete Energy will formally negotiate with and engage these professionals on behalf of the individual LLLP's. Neither Black, Herrtage, Selden or Raabe are being paid commissions or referral fees for these introductions, but in the event that Arete Energy and/or Raabe funds a principal amount of any one or more of the LLLP's through their personal or professional contacts, then the Parties agree that their share of Partnership income from the particular LLLP so effected, may be adjusted in some mutually agreeable proportion to reflect the value of providing such funding.

H. Arete Energy will undertake primary responsibility to retain lawyers and accountants to conduct due diligence and prepare offering documents; provide bookkeeping services to track revenues; make distributions to the General, Special Limited and Limited Partners; conduct the day to day business of each LLLP including technical and financial evaluation for selection of Leases proposed by the Operator and undertaking oversight of the re-working operations and subsequent production (with the assistance and support of NEC).


                          Please sign below your name.

Thomas P. Raabe      Ron Van Hooser      Robert Selden      James Black
-------------------  ------------------  -----------------  ----------------
/s/ Thomas P. Raabe  /s/ Ron Van Hooser  /s/ Robert Selden  /s/ James Black
-------------------  ------------------  -----------------  ----------------

 Brian Herrtage
 ------------------
 /s/ Brian Herrtage
 ------------------

I. All Parties will jointly participate in making major economic and policy decisions of the General Partner regarding the approval of subscription offers by potential investors, underwriting or sales agreements with broker/dealers, selection or replacement of principal accounting firms and law firms for the private placements and matters concerning substitution or replacement of the General Partner, the Special Limited Partners, and/or the Limited Partners; matters relating to the liquidation and dissolution, recapitalization, reorganization, merger, acquisition, sale of all or substantially all of the assets of, any LLLP, or any other material LLLP action; and will have such authority set forth in the organizational documents of each LLLP. Notwithstanding this provision, neither the General Partner nor any Special Limited Partner may withdraw, resign or be replaced or substituted without the unanimous approval, not unreasonably withheld, of the other non-withdrawing or non-resigning Parties, or otherwise in such a manner as would cause the termination or dissolution of such LLLP under the terms of the LLLP Operating Agreement, statutory law or the common law.

                             III. SPECIAL PROVISIONS

A. The terms and conditions of this Agreement will be reflected in Articles of Organization and/or the Limited Liability Limited Partnership Agreement to be used in each LLLP designated in this Agreement and associated contracts and agreements. Forms of such LLLP Agreements will be generated and submitted for approval to the Parties within a reasonable time after execution of this Agreement and the approved version attached to this Agreement as an Exhibit and incorporated herein by reference.

B. This Agreement will be deemed a Pre-formation Agreement for the series of LLLP's described in this Agreement. The Joint Venture will be consummated on the formation, funding and commencement of operations of each LLLP, as to that entity, and will close upon formation, funding and commencement of operations of the final LLLP under the 24 Well Program. Notwithstanding this provision, it is contemplated that the number of Leases available for the 24 Well Program could conceivably be increased up to a total of 60 wells, and in such event will remain in full force and effect and apply to the formation of any additional LLLP's to pursue development of such additional Leases. Increasing the number of Leases proposed to be developed over the original 24 Leases, may be made via a written addendum to this Agreement setting forth terms and conditions to develop the additional Leases as are mutually agreed to by each Party in writing.

C. The Parties designated below will undertake the following specific duties and obligations:

     1. NEC will assign its agreement with CFE to the Joint Venture on execution of this Agreement by all Parties. Leases acquired under such agreement will be assigned to the particular LLLP funding the development of such Lease. An operating agreement between CFE and the applicable LLLP will also be generated and signed upon formation of the LLLP and covering each Lease assigned to that LLLP. Choice of each Lease to be attached to a particular LLLP will be made after evaluation by NEC, Arete Energy and CFE.

     2. Operation and Development of each Lease acquired under the 24 Well Program will be conducted by CFE under the supervision of Arete Energy pursuant to an A.A.P.L. standard form operating agreement, with the assistance and guidance of NEC. The operator will perform all drilling, development and production operations on the Leases accepted by the Joint Venture in a prudent and workmanlike manner, in accordance with accepted industry practices. NEC and CFE shall provide Arete Energy with a development plan for the Leases prepared in conjunction with such operator and with the advice of qualified and experienced petroleum professionals, including geologists and engineers. Arete Energy shall disburse all drilling and development funds in accordance with such plans as are mutually approved, from an escrow account formed for such purpose.

     3. NEC will assure that Arete Energy receives timely reports from the operator of status and results of drilling and development operations. CFE will be required to prepare and transmit to Arete Energy, a joint interest billing, together with any net revenues from the Leases, segregated by LLLP, on a monthly basis. CFE will also be required to prepare and transmit to Arete Energy an annual summary of pro-rata share of leasehold, equipment, development and lease operating expenses, and revenues, for tax purposes no later than March 15 of each year. NEC will also provide or arrange that Arete Energy have access to information, literature, status updates, field reports, summaries and reports, or anything else which may be reasonably requested by Arete Energy from time to time, upon reasonable notice. This will include arranging field visits by Arete (or its investors) upon reasonable notice for the purpose of visiting the Leases or viewing operations.

     4. Arete Energy will be delegated the responsibility of coordinating and managing financing efforts including legal matters, due diligence, hiring and retaining accountants, lawyers, engaging fundraisers, managing offerings, escrowing offering proceeds, issuing instructions to escrow agents, and providing financial projections and making investment representations to prospective investors, as well as qualifying, accepting and rejecting subscription offers. Each LLLP will be the offeror of the Limited Partnership Interests under the heading of the General Partner. All Parties will fully cooperate with Arete Energy in the legal and accounting due diligence and disclosure process to ensure minimization of risk to the Parties for securities fraud liability. Financing the Joint Venture will be conducted on a best efforts basis, with no Party guaranteeing a successful funding for any or all of the proposed LLLP's.

                          Please sign below your name.

Thomas P. Raabe      Ron Van Hooser      Robert Selden      James Black
-------------------  ------------------  -----------------  ----------------
/s/ Thomas P. Raabe  /s/ Ron Van Hooser  /s/ Robert Selden  /s/ James Black
-------------------  ------------------  -----------------  ----------------

 Brian Herrtage
 ------------------
 /s/ Brian Herrtage
 ------------------

     5. Arete Energy will be delegated responsibility to manage the day to day operations of each LLLP. Each of the Parties taking Special Limited Partnership Interests, are contributing their special expertise, contacts and opportunities as stated herein, to each LLLP, and will obtain to general partner liability only as to performance of those duties, and contribution of those contacts, expertise and opportunities.

D. Neither the execution and delivery of this Agreement nor the performance by either party of any provision hereof shall constitute or be deemed or construed to constitute either of the Parties hereto an owner, partner, parent, subsidiary, division, or employee of the other. It is acknowledged that each Party is in full control of their business and operations and shall conduct such business and operations in accordance with their own respective judgment and discretion, in accordance with applicable laws and the provisions of this Agreement. Neither Party shall have the right to bind or obligate each other to any debts, liabilities or obligations of the other, including hiring of personnel. Each Party alone shall be responsible for the payment of all costs, expenses and taxes in connection with their business and operations. Each Party and their successors shall indemnify, defend and hold the other harmless from and against any and all claims, liability, costs, fees of legal counsel and any and all other expenses of every kind and nature arising out of or in connection with the conduct by each Party of its business and operations, including any act or omission of its agents, whether arising from this Agreement, the offering contemplated hereby, or otherwise.

E. The activities of the Joint Venture shall be accounted for according to best practices of partnership accounting for oil and gas ventures. Financial statements prepared for the Joint Venture shall be reviewed by an accounting firm to be retained by the Joint Venture to be paid for out of revenues of the Joint Venture or contributions by the Parties on an equal basis. The Parties shall mutually agree whether to elect partnership tax status, and how to allocate tax credits or benefits among the various Parties and Limited Partner Interests.

F. The Joint Venture shall be treated as a legal entity pursuant to the laws of the State of Colorado for such entities. Parties shall be deemed equal partners in the Joint Venture subject to the rights, privileges and duties of Joint Venture Partners according to the provisions of such laws and further subject to the allocations set forth in the previous section

                      IV. TERMINATION, DEFAULT AND REMEDIES

A.   Termination. This Agreement shall terminate on the first to occur of:

     1. February 28, 2005, unless earlier terminated or extended by mutual agreement of a majority of the Parties.

     2. Achievement of formation, funding and commencing operations on each of the four (4) LLLP's, which may be increased from time to time, unless the Parties determine not to pursue development of additional Leases over and above the original 24 Leases.


     3.   An event of Default, including:

          a. The non-terminating Party shall commit a material breach of any of its obligations hereunder and such breach shall not have been remedied within thirty (30) days following receipt of written notification of such breach, except when both Parties otherwise agree in writing to modify the terms of the Agreement.

          b.   The  other  Party  shall  commit  a  corroborated  act of  fraud,
               misrepresentation   or   concealment   of  material   information
               materially injurious to the other; or

          c. The other Party shall be adjudicated bankrupt, shall file for reorganization under any law relating to creditors rights, shall have a receiver appointed for all or any material part of its property, or shall commit any act of bankruptcy, whether voluntary or involuntary.

     4. The operating terms of this Agreement shall survive any termination hereunder with regard to effective Leases conveyed to the Joint Venture and funded under the terms hereof, and no termination shall serve to sever or defeat any rights of the terminating or terminated Party nor serve as an act of partition with respect thereto.

                                V. MISCELLANEOUS

A. Each of the Parties hereto shall execute and deliver such other and further documents and instruments, and take such other and further actions, as may be reasonably requested of them for the implementation and consummation of this Agreement and the transactions herein contemplated.

                          Please sign below your name.

Thomas P. Raabe      Ron Van Hooser      Robert Selden      James Black
-------------------  ------------------  -----------------  ----------------
/s/ Thomas P. Raabe  /s/ Ron Van Hooser  /s/ Robert Selden  /s/ James Black
-------------------  ------------------  -----------------  ----------------

 Brian Herrtage
 ------------------
 /s/ Brian Herrtage
 ------------------

B. Unless an assignment or transfer is made by or on behalf of a Party through a court decree, decree of dissolution of marriage, or by a Party to a legal entity over which it has at least majority ownership and control, this Agreement may not be assigned in whole or in part by any Party without the express written consent of the other Parties, which consent shall not be unreasonably withheld.

C. This Agreement is made and shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Colorado.

D. All notices, requests or demands and other communications hereunder must be in writing and shall be deemed to have been duly made if personally delivered or mailed, postage prepaid, or by facsimile, with original confirmation delivered contemporaneously by mail or courier, to the Parties at their addresses listed below with attendant proof of delivery, effective on the date posted Any Party hereto may change its address by written notice to the other Parties given in accordance with this Section.

E. This Agreement contains the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior agreements, understandings and writings between the Parties with respect to the subject matter hereof. Each Party hereto acknowledges that no representations, inducements, promises or agreements, oral or otherwise, have been made by any Party, or anyone acting with authority on behalf of any Party, which are not embodied herein or in an exhibit hereto, and that no other agreement, statement or promise may be relied upon or shall be valid or binding. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally. This Agreement may be amended or any term hereof may be changed, waived, discharged or terminated only by an agreement in writing signed by all Parties.

F. In the event that any provision of this Agreement shall be unenforceable or inoperative as a matter of law, the remaining provisions shall remain in full force and effect.

G. No waiver of any breach or default of this Agreement by any Party hereto shall be considered to be a waiver of any prior, concurrent or subsequent breach or default of this Agreement.

H. All claims, disputes or deadlocks arising out of this Agreement, or the breach thereof, shall be decided by binding arbitration in accordance with the Rules of the American Arbitration Association then obtained, unless the Parties shall mutually agree otherwise. Notice of demand for arbitration shall be filed in writing by each Party with the American Arbitration Association and shall be made within a reasonable time after a claim, dispute or deadlock has arisen. Each Party shall bear their own legal fees and expenses of an arbitration including a pro-rata portion of the arbitrator's fees and costs. The decision of the arbitrator may include an award for monetary and/or exemplary damages and shall be binding and conclusive on the Parties. The exclusive venue for such arbitration, or for any dispute arising out of this Agreement, shall be Boulder County, Colorado.

I. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which taken together shall constitute but one and the same document.

J. The Parties shall periodically, but no less frequently than weekly, consult with each other as to the manner of performance of the continuing obligations contemplated hereby and shall fully cooperate with one another in efforts to accomplish their common objectives.


     IN WITNESS WHEREOF, the Parties have executed this Agreement effective as of the date first above written.

ARETE INDUSTRIES, INC.                      NORTH ENERGY COMPANY
A Colorado corporation                      a Texas corporation

By: /s/ Thomas P. Raabe                     By: /s/ Ron Van Hooser
   --------------------------------             --------------------------------
   Thomas P. Raabe, CEO                         Ron Van Hooser, President
   (Phone:                        )         (Phone:                            )
           ------------------------                 ----------------------------
Address:                                    Address:
         --------------------------                 ----------------------------

KNIGHT GROUP, INC                           ARETE ENERGY DEVELOPMENT GROUP, INC
A Florida corporation                       a corporation to be formed


By: /s/ James Black                         By: /s/ Thomas P. Raabe
   --------------------------------             --------------------------------
   James Black, President                       Thomas P. Raabe, Organizer
   (Phone:                        )         (Phone:                            )
           ------------------------                 ----------------------------
Address:                                    Address:
         --------------------------                 ----------------------------


..INDIVIDUALLY:

By:  /s/ Robert P. Selden                   Phone:
     ------------------------------                -----------------------------
     Robert P. Selden                       Address
                                                   -----------------------------


By:  /s/ Brian Herrtage                     Phone:
     ------------------------------                -----------------------------
     Brian Herrtage                         Address:
                                                   -----------------------------


By:  /s/ Thomas P. Raabe                    Phone:
     ------------------------------                -----------------------------
     Thomas P. Raabe                        Address:
                                                   -----------------------------